Exhibit 99.1

PRELIMINARY WHITE PROXY CARD – SUBJECT TO COMPLETION YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the special meeting date. VOTE BY INTERNET – WWW.CESVOTE.COM Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the special meeting date. Have your WHITE proxy card in hand when you access the website and follow the instructions. OR VOTE BY TELEPHONE – 1-888-693-8683 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the special meeting date. Have your WHITE proxy card in hand when you call and then follow the instructions. OR VOTE BY MAIL Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided to: Family Dollar Stores, Inc., c/o Corporate Election Services, PO Box 3230, Pittsburgh, PA 15230. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your WHITE proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your WHITE proxy card. . If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. . The Board of Directors recommends a vote FOR Proposal 1 Proposal 1 – A proposal to adopt the Agreement and Plan of Merger, dated as of July 27, 2014, as amended by amendment no. 1 on September 4, 2014, and as it may be further amended from time to time, by and among Family Dollar Stores, Inc., a Delaware corporation, Dollar Tree, Inc., a Virginia corporation, and Dime Merger Sub, Inc. a Delaware corporation and a wholly owned subsidiary of Dollar Tree, Inc. . FOR . AGAINST . ABSTAIN The Board of Directors recommends a vote FOR Proposal 2 Proposal 2 – A proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for Family Dollar's named executive officers in connection with the merger contemplated by the merger agreement; and . FOR . AGAINST . ABSTAIN The Board of Directors recommends a vote FOR Proposal 3 Proposal 3 – A proposal for adjournment of the special meeting, if necessary or appropriate, from time to time, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. . FOR . AGAINST . ABSTAIN Authority is hereby given to each of the proxies acting individually to vote, in accordance with their best judgment, upon other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Stockholder Signature Date Title Stockholder (Joint Owner) Signature Date Title CONTROL NUMBER .

PRELIMINARY WHITE PROXY CARD – SUBJECT TO COMPLETION FAMILY DOLLAR STORES, INC. SPECIAL MEETING OF STOCKHOLDERS [•] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints Howard R. Levine, Mary Winston and James C. Snyder, Jr., and each of them, with full power of substitution, as proxies of the undersigned for the Special Meeting of Stockholders of Family Dollar Stores, Inc. to be held at [•] (local time) on [•],[•], at [•] located at [•], or at any adjournments or postponements thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote upon any matter which may properly be acted upon at this meeting, and specifically as indicated on this WHITE proxy card. The proxies are authorized to act or vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. This Proxy, if received and correctly signed, will be voted in accordance with the choices specified. If a choice is not specified, this Proxy will be voted in favor of proposals 1, 2 and 3. In order to ensure that any shares represented hereby are voted, proxies submitted by phone and Internet voting should be submitted by 11:59 p.m. Eastern Time, on [•]. This Proxy is revocable, and the undersigned retains the right to attend this meeting and to vote his or her stock in person. The undersigned hereby acknowledges receipt of the notice of Special Meeting of Stockholders and Proxy Statement. TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE . AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. . W H I T E P R O X Y C A R D

Continued and to be signed on reverse side